PUT AND CALL AGREEMENT

THIS PUT AND CALL AGREEMENT dated as of April 7, 2009 (this “Agreement”) and entered into by and between Spring Creek Acquisition Corp., a Cayman Islands company (“Spring Creek” or the “Company”), AutoChina Group, Inc. (“AutoChina”), and the signatory on the execution page hereof (the “Seller”).

WHEREAS, the Company was organized for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that has its principal operations in the Greater China region, which includes Hong Kong, Macau and Taiwan;

WHEREAS, Spring Creek has agreed to acquire (the “Acquisition”) AutoChina pursuant to certain agreements.

WHEREAS, the approval of the Acquisition is contingent upon, among other things, the affirmative vote of holders of a majority of the outstanding ordinary shares of Spring Creek voting at the meeting to approve the Acquisition.

WHEREAS, pursuant to certain provisions in Spring Creek’s amended and restated memorandum and articles of association, a holder of ordinary shares of Spring Creek issued in the IPO may, if such holder votes against the Acquisition, demand that Spring Creek convert such ordinary shares into cash (“Conversion Rights”).

WHEREAS, the Acquisition is subject to the exercise of Conversion Rights by holders of less than 40% of the Spring Creek ordinary shares issued in the IPO.

WHEREAS, the Seller is the holder of an aggregate of 156,500 ordinary shares of the Company (the “Shares”) and is interested in acquiring the right to require the Company to purchase the Shares, and the Company is interested in acquiring the right to require the Seller to sell the Shares, in each case during the time periods and upon the terms and conditions described herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	Defined Terms.

1.1.
“Market Price” means the closing price of the Company’s ordinary shares as of the immediately preceding trading day as quoted on the OTC Bulleting Board (or any successor market, or the New York Stock Exchange, the NYSE Alternext, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market on which the Company’s ordinary shares are listed or quoted for trading on the date in question).

1.2.
“Option Price” means $8.50 per Share, less the per Share portion of any cash dividend or other cash distribution paid to the Company’s shareholders prior to the exercise of the Put Option of Call Option.

2.
Put Option.  The Company hereby grants the Seller the option to require the Company to buy from the Seller any or all of the Shares owned by the Seller at the Option Price during the two week period commencing on the six month anniversary of the closing of the Acquisition (the “Put Option”).  In order to exercise the Put Option, Seller shall deliver to the Company a put option notice in the form of Schedule I hereto.

3.
Call Option.  The Seller hereby grants the Company, or its assigns, the option to require the Seller to sell to the Company, or its assignees, any or all of the Shares owned by the Seller at the Option Price from the date of this Agreement until the last date on which the Put Option may be exercised in accordance with Section 2 (the “Call Option”); provided, however, that the Company may not exercise the Call Option if the Market Price of the Company’s ordinary shares on the applicable date exceeds the Option Price.  The Company may assign, in whole or in part, the Call Option at any time prior to its expiration, and the assignment or exercise of the Call Option with respect to any Shares shall not limit the Company’s rights under the Call Option with respect to any remaining Shares.  In order to exercise the Call Option, the Company, or its assigns, shall deliver to the Seller a call option notice in the form of Schedule II hereto.

4.
Completion.  If either the Put Option or Call Option is exercised, a closing shall be held on the Closing Date specified in the relevant notice (provided that with respect to the Put Option the Closing Date shall be no earlier than a date that is two weeks after the date that the Company receives such notice) at the offices of the Company’s counsel, Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 at which Seller will deliver certificates representing such Shares as shall have been specified in the relevant notice (or shall have delivered such Shares through the book-entry facilities of DTC at the election of the Seller) and the Company, or its assigns, will deliver immediately available funds equal to the Option Price per Share to an account of Seller furnished to the Company and its assigns, as applicable, at least five business days prior to such closing.  In the event the Put Option is exercised with respect to any of the Shares, the Company, or its assigns, may exercise the Call Option and in lieu of Closing on the Put Option may close on the Call Option with respect to such Shares; provided, however, that the Closing Date of such exercise of the Call Option shall be no later than the Closing Date specified in the relevant put option notice.  The exercise, in whole or in part, of the Call Option shall reduce the number of Shares subject to the Put Option on a one-for-one basis, and (subject to the immediately preceding sentence) the exercise, in whole or in part, of the Put Option shall reduce the number of Shares subject to the Call Option on a one-for-one basis.

5.	Representations and Warranties of the Company and the Seller.

5.1.
The Company hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date, as follows: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement. The Company hereby represents and warrants to the Seller that as of the Closing Date all necessary filings with the Securities and Exchange Commission related to this Agreement shall have been made and that such filings will comply in all material respects with the securities laws of the United States.

5.2.
The Seller hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows: (a) immediately prior to the closing of each sale pursuant to this Agreement, Seller will have all rights, title and interest in and to the Shares being sold, (b) any Shares sold by Seller under this Agreement will be owned by Seller free and clear of all liens and encumbrances, and upon receipt of such Shares the purchaser of such Shares will have all rights, title and interest in and to such shares, (c) it is free to enter into this Agreement; (d) in so doing, it will not violate any other agreement to which it is a party; and (e) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement

6.	Voting of Shares; Sale of Shares.

6.1.
In further consideration of entering into this Agreement, the Seller hereby agrees it will not exercise the Seller’s Conversion Rights.  The Seller hereby irrevocably appoints James Sha and Diana Liu and each of them, each with full power of substitution, to the full extent of such stockholder’s rights with respect to the Shares (and any and all other Shares or securities or rights issued or issuable in respect thereof) to vote in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, and otherwise act (including without limitation pursuant to written consent) with respect to all the Shares to be sold hereunder which the Seller is entitled to vote at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of the Company held prior to April 15, 2009.  This proxy is coupled with an interest in the Company and in the Shares and is irrevocable.

6.2.
Until the closing of the Acquisition, the Seller agrees not to take any action (including any purchase or sale of any security or the establishment of any arbitrage or similar derivative position relating to any security) that is reasonably expected to materially adversely affect the adoption of the Acquisition by the shareholders of the Company.

6.3.
The Seller may sell any or all the Shares prior to the expiration of the Put Option and Call Option only if the Market Price of the Company’s ordinary shares on the applicable date exceeds the Option Price, in which case the number of Shares subject to both the Put Option and Call Option shall be reduced by the number of Shares so sold on a one-for-one basis.

7.
Indemnification. The Company and AutoChina hereby agree to indemnify and hold harmless the Seller and each of its partners, principals, members, officers, directors, employees, agents, representatives and affiliated or managed funds (the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, of any kind or nature whatsoever, and any and all actions, inquiries, proceedings and investigations in respect thereof, whether pending or threatened, to which any such party may become subject, arising in any manner out of or in connection with this Agreement or the transactions contemplated herein to the fullest extent permitted under applicable law, regardless of whether any of such parties is a party hereto, and immediately upon request reimburse such party for such party’s legal and other expenses as they are incurred in connection with investigating, preparing, defending, paying, settling or compromising any such action, inquiry, proceeding or investigation (including, without limitation, usual and customary per diem compensation for any such party’s involvement in discovery proceedings or testimony); provided that the Company and AutoChina shall not be liable for any such loss, liability, claim, damage or expense resulting from actions taken by the Indemnified Parties in bad faith or as a result of their respective gross negligence or willful misconduct; and provided further that such foregoing indemnity pursuant to this Section 7 shall not be available for any losses, claims, damages, liabilities or expenses or with respect to any lawsuits, inquiries, proceedings and investigations in respect thereof to the extent such arise out of any actions taken after the Closing.

8.
Notice.  Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day.  Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other Person as the recipient has specified by prior written notice to the sender.  Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier.  Unless otherwise specified in writing, the mailing addresses of the parties hereto shall be as follows:

If to the Company or AutoChina, addressed to:

c/o Loeb & Loeb LLP
345 Park Avenue
New York, New York  10154
Attention:	Mitchell S. Nussbaum, Esq.
Facsimile:	212-504-3013

If to the Seller, addressed to:
Chun-Chi Chen
3F-3, No.90, Sec. 1, Dunhua S. Rd., Songshan Dist.,
Taipei City 105, Taiwan
Facsimile:	______________

9.
Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

10.
Entire Agreement; Third Party Beneficiaries.  This Agreement, taken together with all Exhibits, Schedules and Annexes hereto (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the matters contemplated hereby and (b) is not intended to confer upon any person other than the parties any rights or remedies.

11.
Governing Law.  In accordance with Section 5-1401 of the General Obligations Law of the State of New York, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the substantive law of another jurisdiction.  The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be resolved through final and biding arbitration conducted in the City of New York, State of New York in accordance with the rules and regulations of the American Arbitration Association (AAA), by a panel of three arbitrators selected from the AAA Commercial Disputes Panel instead of any jury trial and that the arbitrator panel’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.  The cost of such arbitrator and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.  The Company and AutoChina each hereby appoints, without power of revocation, Loeb & Loeb, LLP, New York, New York, Attn: Mitchell Nussbaum, as their respective agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

12.
Assignment.  Except as set forth in Section 3 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

[remainder of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPRING CREEK ACQUISITION CORP.

By:	/s/ James Sha
Name:	James Sha
Title:	Chief Executive Officer

AUTOCHINA GROUP, INC.

By:	/s/ Li Yong Hui
Name:	Li Yong Hui
Title:	President

[seller signature page follows]

[seller signature page]

/s/ Chun-Chi Chen
Name: Chun-Chi Chen

Address:
3F-3, No.90, Sec. 1, Dunhua S. Rd.,
Songshan Dist.,
Taipei City 105, Taiwan

SCHEDULE I
PUT OPTION NOTICE

To: [COMPANY]

Attention:[•]

[Date]

Ladies and Gentlemen,

Put Option Notice

We refer to the Put and Call Agreement (the “Put and Call Agreement”) dated April ___, 2009 and made between you and the undersigned. Terms defined in the Put and Call Agreement shall bear the same meaning when used herein.

We hereby confirm that we wish to exercise the option granted under Section 2 of the Put and Call Agreement and accordingly the Put Option is hereby exercised with respect to ________ Shares.

The Closing Date shall be [•][date must be at least two weeks after the date the Company receives the Put Option Notice].

This put option notice is irrevocable and is governed by, and shall be construed in accordance with the laws of the State of New York.

Yours faithfully

By:
Name:
Title:

SCHEDULE II
CALL OPTION NOTICE

To: [SELLER]

Attention:[•]

[Date]

Ladies and Gentlemen,

Call Option Notice

We refer to the Put and Call Agreement (the “Put and Call Agreement”) dated April ___, 2009 and made between you and the undersigned. Terms defined in the Put and Call Agreement shall bear the same meaning when used herein.

We hereby confirm that we wish to exercise the option granted under Section 3 of the Put and Call Agreement and accordingly the Call Option is hereby exercised with respect to ________ Shares.

The Closing Date shall be [•].

This call option notice is irrevocable and is governed by, and shall be construed in accordance with the laws of the State of New York.

Yours faithfully

By:
Name:
Title: